Exhibit 10.3

RESOLUTIONS
OF THE BENEFIT FINANCE COMMITTEE
OF APPLETON PAPERS INC.

Amendment to Appleton Papers Inc. Retirement Plan

WHEREAS, the Internal Revenue Service has issued a favorable determination for the Appleton Papers Inc. Retirement Plan, as amended through December 30, 2009 (the "Plan"), by letter dated December 1, 2010, subject to the adoption of certain amendments submitted to the Internal Revenue Service in proposed form and submitted to the IRS under cover of letter of its authorized representative dated August 2, 2010.

NOW THEREFORE, the amendments to the Plan, as submitted to the Internal Revenue Service in proposed form under cover of letter dated August 2, 2010 (attached hereto as Exhibit A), are hereby approved and adopted, effective the dates set forth therein.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Benefit Finance Committee, to evidence their consent to taking the foregoing actions by written consent in lieu of a meeting, have caused the above amendments to be adopted as of date last entered below, and direct that they be placed with the minutes of the Committee.

Committee Member	Date
/s/ Thomas J. Ferree Thomas J. Ferree	1/5/11
/s/ Jeffrey J. Fletcher Jeffrey J. Fletcher	1/10/11
/s/ Kerry S. Arent Kerry S. Arent	1/5/11
/s/ James C. Tyrone James C. Tyrone	1/10/11

EXHIBIT A

RESOLUTIONS
OF THE BENEFIT FINANCE COMMITTEE
OF APPLETON PAPERS INC.

Amendment to Appleton Papers Inc. Retirement Plan

1. Section 1.09 is amended and restated in its entirety to read as follows; in addition, the word Committee (when referring to the Administrative Named Fiduciary or the Plan Administrator) is replaced by the term "Administrative Named Fiduciary" or "Plan Administrator", as applicable, each place they appear in the Plan.

1.09
Committee ("Administrative Named Fiduciary" or "Plan Administrator").  Effective January 1, 2009, the "Committee" (designated as the "Plan Administrator" pursuant to Section 9.05(b) for periods prior to January 1, 2009) is replaced by the term "Administrative Named Fiduciary" (Plan Section 9.02(a)(1)) or "Plan Administrator" (Plan Section 9.05(b)), where applicable.

2. Section 1.17 is amended by adding to the end of subsection (b) thereof the following sentence:  "Compensation shall be further limited, as necessary, to comply with the requirements of Code  401(a)(17), as set forth in Plan Section 14.01(b)(5)."

3. The text of Section 1.17(e) is deleted as redundant (replaced by Section 14.01(b)(5)(B), as amended).  Section 1.17(f) shall concurrently be renumbered as Section 1.17(e).

4. Section 4.03(d) is amended by substituting the words "Eligible Employee" for the word "employee" in paragraphs (1), (3) and (4) thereof.

5. Section 7.01 is amended by including the text thereof as subsection (a), and by adding the following, to be included as subsection (b):

(b)
The Plan Administrator will notify the Participant when a benefit under the Plan is requested.  Such notification shall include a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code §417(a)(3) and  Treas. Reg. §1.417(a)(3)-1.

6. Section 7.10 is amended and restated in its entirety to read as follows (Appendix B, referenced therein, is separately attached to this amending document):

7.10           Required Commencement of Benefits.

(a)
Pursuant to Code § 401(a)(9), the payment of benefits under the Plan to a Participant eligible for such benefits shall begin no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 in the case of 5% owners (hereinafter the "required beginning date").  For Participants who are not 5% owners, the required beginning date is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires.  Except with respect to a 5% owner, a Participant's benefit is actuarially increased to take into account the period after age 70 1/2 in which the Participant does not receive any benefits under the Plan, as required under Code § 401(a)(9)(C)(iii).  Any distribution required under the incidental death benefit requirements of Code § 401(a)(9) shall be treated as a distribution required by this subsection (a).

(b)
For Plan Years commencing on and after January 1, 2003, minimum required distributions will be made as provided in Appendix B and in accordance with final Treasury Regulation §§ 1.409(a)(9)-2 through 1.401(a)(9)-9 (prior to the effective date of such final regulations, distributions are made in compliance with Treasury Regulation § 1.401(a)(9)T and the Code § 401(a)(9) 1987 Proposed Regulations).

7. Section 14.01(b)(3) is amended by deleting the words "he was both a Participant in the Plan and his Earnings were highest" and replacing them with the following words "the Participant had the greatest aggregate compensation from the Company".

8. Sections 14.01(b)(4) is amended in its entirety to read as follows:

(4)           Dollar Limit:

(A)
For participants who have one hour of service on or after the first day of the first limitation year ending after December 31, 2001, the "Dollar Limit" is $160,000, as adjusted, effective January 1 of each year, under Code § 415(d) in such manner as the Secretary of Treasury shall prescribe, and payable in the form of a straight life annuity.  A limitation as adjusted under Code § 415(d) will apply to limitation years ending with or within the calendar year for which the adjustment applies.

(B)
For Plan Years ending on or before December 31, 2001, "Dollar Limit" means $90,000, as adjusted from time to time beginning January 1, 1988  to reflect increases in the cost of living pursuant to regulations prescribed by Code § 415(d), or if greater, the Participant's accrued benefit under the Plan as of December 31, 1982.  No adjustment made pursuant to the preceding sentence shall be taken into account before the year for which such adjustment first takes effect.

9. Section 14.01(b)(5) is amended and restated in its entirety to read as follows:

(5)           Compensation:

(A)
"Compensation" for any Limitation Year means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company (or an Affiliate) maintaining the Plan to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code §§ 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)), including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. §1.62-2(c), and excluding the following:

(i)
contributions (other than elective contributions described in Code §§ 402(e)(3), 408(k)(6), 408(p)(2)(A)(i) or 457(b)) made by the Company to a plan of deferred compensation (including a plan described in Code § 408(k) or 408(p), and whether or not qualified) to the extent the contributions are not includible in the employee's gross income for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as Compensation for Code § 415 purposes, regardless of whether such amounts are included in gross income when received;

(ii)
amounts realized from the exercise of a nonstatutory stock option, or when restricted stock (or other property) held by the employee either becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;

(iii)	amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(iv)
other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent not taxable to the employee and are not salary reduction amounts described in Code § 125); and

(v)	other items of income that are similar to any of the items listed in clauses (i) through (iv) above.

(B)
Compensation Limit.  The annual compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000.  Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the "determination period").  For purposes of determining benefit accruals in a Plan Year beginning after December 31, 2001, compensation for any prior determination period shall be limited as provided below:

(i)
In determining benefit accruals in Plan Years beginning after December 31, 2001, the annual compensation limit set forth above; for determination periods beginning before January 1, 2002 the annual compensation limit shall be $150,000 for any determination period beginning in 1996 or earlier; $160,000 for any determination period beginning in 1997, 1998 or 1999; and $170,000 for any determination period beginning in 2000 or 2001.

(ii)
The $200,000 limit on annual compensation above shall be adjusted for cost-of-living increases in accordance with Code § 401(a)(17)(B).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

(C)	Compensation timing rules.

(i)
General:  In order to be taken into account for a Limitation Year, Compensation within the meaning of Code § 415(c)(3) must be (1) actually paid or made available to a Participant (or, if earlier, includible in the gross income of the Participant) within the Limitation Year, and (2) except as provided in clause (ii) below, paid or treated as paid to the Participant prior to the Participant's severance from employment.  Any payment that is not described in this clause (i) or clause (ii) below is not considered Compensation if paid after severance from employment.  Thus, Compensation does not include severance pay, or parachute payments within the meaning of Code § 280G(b)(2), if they are paid after severance from employment, and does not include post-severance payments under a nonqualified unfunded deferred compensation plan unless the payments would have been paid at that time without regard to the severance from employment.

(ii)
Compensation paid after severance from employment. Provided that payment is actually made by the later of 2 1/2 months after severance from employment or the end of the Limitation Year that includes the date of severance from employment, the following amounts are included in Compensation:  (1) regular compensation paid after severance from employment for services during the Participant's regular working hours, and compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; provided that the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company, and (2) payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(iii)
Salary continuation payments for military service or disability.  The rule of clause (ii)(1) above shall not apply to: (1) payments to an individual who does not currently perform services for the Company by reason of qualified military service (as defined in Code § 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than entering qualified military service, or (2) payments made to an Participant who is permanently and totally disabled (as defined in Code § 22(e)(3)).

(iv)
Interaction with Code § 417(a)(17).  The definition of Compensation for a Plan Year that is used for purposes of applying the limitations of Code § 415 shall not reflect Compensation for such year that is in excess of the limitation under Code § 401(a)(17) that applies to that Plan Year.

10. Section 14.03 is amended and restated in its entirety to read as follows:

14.03	Adjustments for Early or Late Payment.

(a)           The following adjustments shall apply for early or late payments:

(1)           Payments Starting Prior to Age 62.

(A)
Limitation Years Beginning Before July 1, 2007.  If a Participant's Retirement Pension begins prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the Dollar Limit applicable to the Participant at such earlier age is an annual benefit payable in the form of a straight life annuity beginning at the earlier age that is the actuarial equivalent of the Dollar Limit (adjusted under Section 14.05 for years of participation less than 10, if required).  Actuarial equivalence for this purpose is computed using whichever of the following produces the smaller annual amount: (1) the actuarial equivalent (at such age) of the Dollar Limit computed using the interest rate and mortality table (or other tabular factors) specified in Section 1.07 of Appendix A of the Plan; or (2) the actuarial equivalent (at such age) of the Dollar Limit computed using a 5% interest rate and the applicable mortality table as defined in Section 1.04 of Appendix A to the Plan.

(B)	Limitation Years Beginning on or After July 1, 2007.

(i)
Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement.  If the annuity starting date for the Participant's benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Dollar Limit for the Participant's annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's annuity starting date that is the actuarial equivalent of the Dollar Limit (adjusted under Section 14.05 for years of participation less than 10, if required) with actuarial equivalence computed using a 5 percent interest rate assumption and the applicable mortality table for the annuity starting date as defined in Section 1.04 of Appendix A to the Plan (and expressing the Participant's age based on completed calendar months as of the annuity starting date).

(ii)
Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 62 and the Age of Benefit Commencement.  If the annuity starting date for the Participant's benefit is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the Dollar Limit for the Participant's annuity starting date is the lesser of the limitation determined under clause (i) above and the Dollar Limit (adjusted under Section 14.05 for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant's annuity starting date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of this Section 14.03.

(2)           Payments Starting After Age 65.

(A)
Limitation Years Beginning Before July 1, 2007.  If the annuity starting date for the Participant's benefit is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the Dollar Limit for the Participant's annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's annuity starting date that is the actuarial equivalent of the Dollar Limit (adjusted under Section 14.05 for years of participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (1) the interest rate and the mortality table (or other tabular factor) specified in Section 1.07 of Appendix A of the Plan; or (2) a 5-percent interest rate assumption and the applicable mortality table as defined in Section 1.04 of Appendix A to the Plan.

(B)	Limitation Years Beginning On or After July 1, 2007.

(i)
Plan Does Not Have Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement.  If the annuity starting date for the Participant's benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Dollar Limit at the Participant's annuity starting date is the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's annuity starting date that is the actuarial equivalent of the Dollar Limit (adjusted under Section 14.05 for years of participation less than 10, if required), with actuarial equivalence computed using a 5 percent interest rate assumption and the applicable mortality table for that annuity starting date as defined in Section 1.04 of Appendix A to the Plan (and expressing the Participant's age based on completed calendar months as of the annuity starting date).

(ii)
Plan Has Immediately Commencing Straight Life Annuity Payable at Both Age 65 and the Age of Benefit Commencement.  If the annuity starting date for the Participant's benefit is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the Dollar Limit at the Participant's annuity starting date is the lesser of the limitation determined under clause (i) above and the Dollar Limit (adjusted under Section 14.05 for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant's annuity starting date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this Section 14.03. For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Participant's annuity starting date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant's accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical participant who is age 65 and has the same accrued benefit as the participant.

(b)
Any decrease in the Dollar Limit determined in accordance with Sections 14.03(a)(1) or (2) shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.  If any benefits are forfeited upon death, the full mortality decrement is taken into account.

11. Section G2.09(b)(4) is amended by updating the reference therein to Treasury Regulations to "Treas. Reg. § 1.409(a)(9)-6(c)."

12. Appendix A is amended in its entirety to read as follows:

APPENDIX A

Actuarial Assumptions

Unless otherwise expressly provided in the Plan, the following actuarial assumptions shall be used to determine benefits under the Plan for Participants who either separate from service or accrue benefits on or after January 1, 2008.  As to all other Participants, actuarial determinations governing benefits under the Plan shall be made in accordance with the Plan as in effect before January 1, 2008.

1.01	50% Joint and Surviving Spouse Annuity.

The percentage of the Basic Monthly Benefit payable to the Participant and continuing to his Surviving Spouse at one half the rate (i.e., 50%) after his death during the remaining lifetime of such Spouse shall be determined using the following assumptions:

(1)	Interest: 8%.

(2)	Mortality: The 1983 Group Annuity Mortality Table for males for the participants and the 1983 Group Annuity Mortality Table for females for the spouse.

1.02	75% Joint and Surviving Spouse Annuity Option.

The percentage of the Basic Monthly Benefit payable to the Participant and continuing to his Surviving Spouse at three-fourths the rate (i.e., 75%) after his death during the remaining lifetime of such Spouse shall be determined using the following assumptions:

(1)	Interest: 8%.

(2)	Mortality: The 1983 Group Annuity Mortality Table for males for the participants and the 1983 Group Annuity Mortality Table for females for the spouse.

1.03	100% Joint and Surviving Spouse Annuity Option.

The percentage of the Basic Monthly Benefit payable to the Participant and continuing to his Surviving Spouse at the same rate after his death during the remaining lifetime of such Spouse shall be determined using the following assumptions:

(1)	Interest: 8%.

(2)	Mortality: The 1983 Group Annuity Mortality Table for males for the participants and the 1983 Group Annuity Mortality Table for females for the spouse.

1.04	Code Section 415 Limits.

For purposes of applying the limits of Code § 415, a retirement benefit that is payable in any form other than a straight life annuity and that is not subject to Code 417(e)(3) must be adjusted to an actuarially equivalent straight life annuity that equals:

(1)
For Limitation Years beginning on or after July 1, 2007, the greater of the annual amount of the straight life annuity (if any) payable under the Plan at the same annuity starting date, and the annual amount of a straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit computed using an interest rate of 5 percent and the applicable mortality table under § Code 417(e)(3).

(2)
For Limitation Years beginning before July 1, 2007, the annual amount of a straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit computed using whichever of the following produces the greater annual amount: (i) the interest rate and mortality table or other tabular factor specified in the Plan for adjusting benefits in the same form; and (ii) a 5 percent interest rate assumption and the applicable mortality table under Code § 417(e)(3).

1.05	Reemployed Pensioners, etc.

For purposes of increasing a Participant's Retirement Pension to reflect the value of excess Missed Payments as provided in Plan Section 7.09(a) and for reducing the pension of a Participant who had previously received benefits from an Affiliate or under another plan of the Company, as provided under Plan Section 5.07, the following factors shall be used:

(1)	Interest: 8.00%

(2)	Mortality: The 1983 Group Annuity Mortality Table (males, 3 year setback).

1.06	Benefit Forms Subject to Code § 417(e)(3).

The straight life annuity that is actuarially equivalent to the Participant's form of benefit shall be determined under this Section 1.06 if the form of the Participant's benefit is a benefit form subject to Code § 417(e)(3).  In this case, the actuarially equivalent straight life annuity shall be determined as follows:

(1)
Annuity Starting Date in Plan Years Beginning After 2005.  If the annuity starting date of the Participant's form of benefit is in a Plan Year beginning after 2005, the actuarially equivalent straight life annuity is equal to the greatest of (i) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using the interest rate specified in the Plan and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; (ii) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using a 5.5 percent interest rate assumption and the applicable mortality table defined in Section 1.07(2) below; and (iii) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using the applicable interest rate and the applicable mortality table defined in Section 1.07(2) below, divided by 1.05.

(2)
Annuity Starting Date in Plan Years Beginning in 2004 or 2005.  If the annuity starting date of the Participant's form of benefit is in a Plan Year beginning in 2004 or 2005, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using whichever of the following produces the greater annual amount: (i) the interest rate specified in the Plan for adjusting benefits in the same form; and (ii) a 5.5 percent interest rate assumption and the applicable mortality table defined in Section 1.07(2) below.

1.07	All Other Equivalencies.

For purposes of all calculations not expressly set forth in the Plan, the following interest and mortality assumptions shall apply:

(1)	Interest:	The applicable interest rate as defined in Code § 417(e)(3)C).

(2)           Mortality:               The applicable mortality table as defined in Code § 417(e)(3)(B).

(3)
Expected Retirement Age:  For a Participant other than a Rule of 65 Retiree who terminates prior to his Earliest Retirement Age - age 65; for a Rule of 65 Retiree who terminates prior to his Earliest Retirement Age - age 65; and for any other Participant - age at Pension Commencement Date.

* * * * *

APPLETON PAPERS INC.

RETIREMENT PLAN

APPENDIX B

MINIMUM DISTRIBUTION REQUIREMENTS

ARTICLE 1.

General Rules.

1.01	Effective Date. The provisions of this APPENDIX B will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.02
Coordination with Minimum Distribution Requirements Previously in Effect.  If the total amount of 2002 required minimum distributions under the plan made to the distributee prior to the effective date of this section equals or exceeds the required minimum distributions determined under this section, then no additional distributions will be required to be made for 2002 on or after such date to the distributee.  If the total amount of 2002 required minimum distributions under the plan made to the distributee prior to the effective date of this section is less than the amount determined under this section, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this section.

1.03	Precedence. The requirements of this section will take precedence over any inconsistent provisions of the plan.

1.04
Requirements of Treasury Regulations Incorporated.  All distributions required under this section will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

1.05
TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this section, other than section 1.4, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

ARTICLE 2.

Time and Manner of Distribution.

2.01	Required Beginning Date. The participant's entire interest will be distributed, or begin to be distributed, to the participant no later than the participant's required beginning date.

1

2.02
Death of Participant Before Distributions Begin.  If the participant dies before distributions begin, the participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)
If the participant's surviving spouse is the participant's sole designated beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

(b)
If the participant's surviving spouse is not the participant's sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(c)
If there is no designated beneficiary as of September 30 of the year following the year of the participant's death, the participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

(d)
If the participant's surviving spouse is the participant's sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the participant.

For purposes of this section 2.2 and section 5, distributions are considered to begin on the participant's required beginning date (or, if section 2.2(d) applies, the date distributions are required to begin to the surviving spouse under section 2.2(a)).  If annuity payments irrevocably commence to the participant before the participant's required beginning date (or to the participant's surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.03
Form of Distribution.  Unless the participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3, 4 and 5 of this section. If the participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations. Any part of the participant's interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

2

ARTICLE 3.

Determination of Amount to be Distributed Each Year.

3.01	General Annuity Requirements. If the participant's interest is paid in the form of annuity distributions under the plan, payments under the annuity will satisfy the following requirements:

(a)	The annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(b)	The distribution period will be over a life (or lives) or over a period certain not longer than the period described in section 4 or 5;

(c)	Once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(d)	Payments will either be non-increasing or increase only as follows:

(1)	by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(2)
to the extent of the reduction in the amount of the participant's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in section 4 dies or is no longer the participant's beneficiary pursuant to a qualified domestic relations order within the meaning of section 414(p);

(3)	to provide cash refunds of employee contributions upon the participant's death; or

(4)	to pay increased benefits that result from a plan amendment.

3.02
Amount Required to be Distributed by Required Beginning Date.  he amount that must be distributed on or before the participant's required beginning date (or, if the participant dies before distributions begin, the date distributions are required to begin under section 2.2(a) or (b)) is the payment that is required for one payment interval.  he second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually.  All of the participant's benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the participant's required beginning date.

3.03
Additional Accruals After First Distribution Calendar Year.  any additional benefits accruing to the participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

3

ARTICLE 4.

Requirements For Annuity Distributions That Commence During Participant's Lifetime.

4.01
Joint Life Annuities Where the Beneficiary Is Not the Participant's Spouse.  If the participant's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the participant and a non-spouse beneficiary, annuity payments to be made on or after the participant's required beginning date to the designated beneficiary after the participant's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury regulations.  If the form of distribution combines a joint and survivor annuity for the joint lives of the participant and a non-spouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

4.02
Period Certain Annuities.  Unless the participant's spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the participant's lifetime may not exceed the applicable distribution period for the participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date.  If the annuity starting date precedes the year in which the participant reaches age 70, the applicable distribution period for the participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the participant as of the participant's birthday in the year that contains the annuity starting date.  If the participant's spouse is the participant's sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the participant's applicable distribution period, as determined under this section 4.2, or the joint life and last survivor expectancy of the participant and the participant's spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant's and spouse's attained ages as of the participant's and spouse's birthdays in the calendar year that contains the annuity starting date.

ARTICLE 5.

Requirements For Minimum Distributions Where Participant Dies

Before Date Distributions Begin.

5.01
Participant Survived by Designated Beneficiary.  If the participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the participant's entire interest will be distributed, beginning no later than the time described in section 2.2(a) or (b), over the life of the designated beneficiary or over a period certain not exceeding:

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(a)
Unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year immediately following the calendar year of the participant's death; or

(b)
If the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year that contains the annuity starting date.

5.02
No Designated Beneficiary.  If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant's death, distribution of the participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

5.03
Death of Surviving Spouse Before Distributions to Surviving Spouse Begin.  If the participant dies before the date distribution of his or her interest begins, the participant's surviving spouse is the participant's sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this section 5 will apply as if the surviving spouse were the participant, except that the time by which distributions must begin will be determined without regard to section 2.2(a).

ARTICLE 6.

Definitions.

6.01
Designated beneficiary.  The individual who is designated as the beneficiary under section 1.09 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

6.02
Distribution calendar year.  A calendar year for which a minimum distribution is required. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date.  For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section 2.2.

6.03	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

6.04	Required beginning date. The date specified in the plan.

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